Exhibit 99.1

MoneyGram International Reports First Quarter 2014 Financial Results

12th Consecutive Quarter of Double-Digit Money Transfer Constant Currency Revenue Growth

DALLAS--(BUSINESS WIRE)--April 29, 2014--MoneyGram (NASDAQ:MGI), a leading global money transfer and payment services company, today reported financial results for its first quarter ended March 31, 2014.

  Total revenue was $374.9 million, an increase over the prior year of 10 percent on a reported basis and 9 percent in constant currency.
  Money transfer revenue increased to $326.1 million, representing growth of 11 percent over the prior year on a reported basis and 10 percent in constant currency.
  Money transfer transactions increased 12 percent over the prior year, led by:
    18 percent growth in U.S. outbound sends, including 31 percent growth in U.S. to Mexico
    11 percent growth in sends originated outside of the U.S.
    7 percent growth in U.S.-to-U.S. sends.
  Global agent locations increased 6 percent over the prior year to 339,000.
  Self-service money transfer revenue grew 35 percent in the quarter and represented 7 percent of money transfer revenue.
  MoneyGram Online money transfer and bill payment transaction volume increased 36 percent and revenue was up 26 percent over the prior year.
  The Company reported EBITDA of $61.9 million, and pre-tax income of $27.3 million which were impacted by:
    $7.1 million of expenses related to the compliance enhancement program
    $3.5 million of stock-based and contingent performance compensation expense
    $3.1 million of expenses related to reorganization and restructuring costs
    $1.1 million of expenses related to capital transaction costs
    $0.8 million of expenses related to direct monitor costs
    $0.4 million of legal expenses related to certain matters.
  Adjusted EBITDA for the first quarter was $77.9 million, up 8 percent on a reported basis and 6 percent on a constant currency basis. In the quarter, adjusted EBITDA margin was 20.8 percent, down from 21.2 percent in the prior year.
  Diluted earnings per common share was $0.54. Adjusted diluted earnings per share was $0.37.
  Adjusted free cash flow for the quarter was $46.7 million, up 42 percent from $32.8 million in the prior year.

“We had another great quarter, posting our twelfth consecutive quarter of double-digit money transfer constant currency revenue growth and 42 percent growth in adjusted free cash flow. Money transfer transaction growth was impressive at 12% as U.S. outbound transactions continued their rapid pace and sends outside of the U.S. growth accelerated sequentially. I am also proud of the consistently robust self-service business with 54% transaction growth and 35% revenue growth in the quarter,” said Pamela H. Patsley, MoneyGram’s Chairman and CEO. “We are executing extremely well in a dynamic industry, building relevant products with a strong brand that is trusted by agents and consumers around the world. We remain focused on our long term goal of $2 billion in annual revenue in 2017, with 15 to 20 percent of money transfer revenue generated from self-service products."

Balance Sheet Items and Adjusted Free Cash Flow Items

MoneyGram ended the quarter with assets in excess of payment service obligations of $329.6 million and outstanding debt principal of $841.5 million. Interest expense was $9.7 million in the quarter, down $7.7 million from the prior year. Adjusted free cash flow for the quarter was up 42 percent to $46.7 million as a result of strong money transfer growth, lower interest payments and lower signing bonus payments made in the quarter. First quarter capital expenditures were $17.1 million and signing bonus payments were $4.9 million. Cash taxes in the quarter were $0.1 million.

Quarterly Highlights

  Extended MoneyGram's exclusive relationship with Post Office Limited in the UK. The Post Office, which serves about 18 million people per week through more than 11,500 locations, has been a MoneyGram agent since 1997.
  Renewed the Company's agreement with Banco de Oro, the largest bank in the Philippines. The contract includes 1,200 agent locations and account deposit services in a $25 billion remittance receive market.
  Signed Bank of Africa Group as a new agent offering money transfer services in 250 locations across 8 countries.
  Launched service in two new countries, Slovakia and Montenegro, expanding MoneyGram's presence in the important and growing Eastern Europe region.
  Initiated money transfer services at over 150 locations with Serpost in Peru, a postal network and first-time global remittance provider. The new service supports Serpost’s goal of fostering financial inclusion to all Peruvians.
  Expanded our relationship with Banco de Guayaquil, Ecuador's second largest bank, to offer money transfer products at Banco del Barrio's 1,000 correspondent locations.
  Announced an agreement with PicomoPay to allow consumers to initiate a MoneyGram transfer funded from their PicomoPay Digital Wallets on Facebook.
  Signed an agreement to connect the MoneyGram network to HomeSend, a global technology hub service operating in more than 50 countries. This offering will allow rapid integration into mobile wallets.
  Promoted our brand at top-tier sporting events, with the most notable being the Cricket T-20 World Cup in Bangladesh. Sponsorships also included the CONCACAF Champions League, Paris St Germain and FC Dallas Soccer.

Global Funds Transfer Segment Results

For the quarter, total revenue for the Global Funds Transfer segment was $351.7 million, up 10 percent year-over-year. Money transfer transaction volume increased 12 percent. Money transfer revenue was $326.1 million in the quarter, up 11 percent on a reported basis and 10 percent in constant currency over the prior year. Bill payment transaction volume was flat, while revenue decreased 2 percent to $25.6 million.

During the quarter, the segment reported operating income of $31.5 million and operating margin of 9.0 percent. Adjusted operating margin was 12.6 percent in the quarter, up slightly sequentially. It was down from 14.5 percent in the prior year primarily as a result of an increase in commission, compliance and marketing expenses.

Financial Paper Products Segment Results

For the quarter, total revenue in the Financial Paper Products segment increased 17 percent to $23.2 million, up from $19.9 million in the prior year. Operating income was $9.8 million, up from $6.9 million in the first quarter of 2013. Operating margin was 42.2 percent. Adjusted operating margin was 46.6 percent in the quarter, up from 37.7 percent in the same period last year, due to higher investment revenue related to one-time returns on legacy investments.

Global Transformation Program

In the first quarter, the Company incurred total cash outlays of $10.5 million as part of our compliance enhancement program, comprised of $7.1 million in operating expense and capital expenditures of $3.4 million. Total compliance enhancement program cash outlay projections remain unchanged at $80 to $90 million over the next three years.

As previously announced, the Company anticipates incurring $30 to $40 million in cash outlays over the next two years for reorganization and restructuring costs. These activities are estimated to generate annualized pre-tax cost savings of approximately $15 to $20 million on a run-rate basis exiting 2015. In the first quarter, total expenses were $3.1 million.

Outlook

While first quarter results were strong and in line with its full-year forecast, the Company is revising its 2014 outlook due to the recently introduced Walmart-to-Walmart white-label product. In the first quarter, the Company earned 12 percent of total company revenue and 9 percent of total company revenue less commissions from its U.S.-to-U.S., Walmart-to-Walmart transactions. Due to the limited time the competing product has been in the market, it is uncertain what the cannibalization effect or competitive price environment will be for the U.S.-to-U.S. business. In an effort to mitigate any potential negative impact, management has initiated an accelerated cost-reduction program along with a strengthened emphasis on growing its U.S. outbound sends as well as sends originated outside of the U.S. Considering these factors, the Company now estimates full-year constant currency revenue growth to be in the range of 1 to 3 percent and estimates full-year constant currency Adjusted EBITDA growth to be in the range of 0 to 2 percent.

"Over the past five years we have diversified our business and grown rapidly in new markets and channels. Today MoneyGram consumers can send to more than 200 countries and territories, and we have tremendous expansion opportunities within each region. In addition to geographic growth, we have increased our focus on channel diversification. The competitive offering recently introduced by Walmart has created a challenge for our U.S.-to-U.S. business, but MoneyGram has faced competitive challenges in the past,” said Patsley. “We have a great track record of success including growing at twice the industry growth rate last year. It is with this same commitment to success that we will utilize all the assets of MoneyGram to overcome this new challenge.”

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), adjusted EBITDA (EBITDA adjusted for significant items), adjusted EBITDA margin and adjusted free cash flow (adjusted EBITDA less cash interest expense, cash tax expense, cash payments for capital expenditures and agent signing bonuses), constant currency measures, adjusted diluted earnings per share and adjusted net income. In addition, we also present adjusted operating income and adjusted operating margin for our two reporting segments. The following tables include a full reconciliation of actual non-GAAP financial measures to the related GAAP financial measures. The equivalent GAAP financial measures for projected results are not provided as we are not able to predict results inclusive of currency changes.

We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations, including our ability to service debt and fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within our industry. Finally, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted free cash flow, constant currency, adjusted diluted earnings per share and adjusted net income figures are financial measures used by management in reviewing results of operations, forecasting, assessing cash flow and capital, allocating resources or establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors' understanding of its business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures.

Description of Tables

Table One – Consolidated Statements of Operations

Table Two – Segment Results

Table Three – Segment Reconciliations

Table Four – EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow

Table Five – Consolidated Balance Sheets

Table Six – Assets in Excess of Payment Service Obligations

Table Seven – Constant Currency Measures

Table Eight – Adjusted Net Income, Adjusted Diluted EPS and Pro Forma Adjusted Diluted EPS

Conference Call

MoneyGram International will host a conference call today at 9 a.m. ET, 8 a.m. CT, to discuss its first quarter results. Pamela H. Patsley, chairman and chief executive officer, will host the call. The conference call can be accessed by calling 1-888-600-4870 (U.S.) and +1-913-312-1518 (International). The participant code is 3057820. Slides are available on MoneyGram’s website at www.moneygram.com. A replay of the conference call will be available at noon ET on April 29, 2014, through 11:59 p.m. ET on May 6, 2014. The replay of the call is available at 1-877-870-5176 (U.S.) or +1-858-384-5517 (International). The replay participant code is 3057820.

About MoneyGram International, Inc.

MoneyGram, a leading money transfer company, enables consumers who are not fully served by traditional financial institutions to meet their financial needs. MoneyGram offers money transfer services worldwide through a global network of 339,000 agent locations – including retailers, international post offices and financial institutions – in more than 200 countries and territories. MoneyGram also offers bill payment services in the U.S. and Canada.

Forward Looking Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Forward-looking statements can be identified by words such as “believes,” “estimates,” “expects,” “projects,” “plans,” “will,” “should,” “could,” “would”, "goals", "anticipates" and other similar expressions. These forward-looking statements speak only as of the date they are made, and MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement, except as required by federal securities law. These forward-looking statements are based on management's current expectations and are subject to certain risks, uncertainties and changes in circumstances due to a number of factors. These factors include, but are not limited to: our ability to compete effectively; our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including our largest agent, Walmart, whether through the recent introduction by Walmart of a competing "white label" branded money transfer product or otherwise; our ability to manage fraud risks from consumers or agents; the ability of us and our agents to comply with U.S. and international laws and regulations; litigation or investigations involving us or our agents, including the outcome of ongoing investigations by several state governments, which could result in material settlements, fines or penalties; uncertainties relating to compliance with and the impact of the deferred prosecution agreement entered into with the U.S. federal government and the effect of the deferred prosecution agreement on our reputation and business; our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain restrictions by the Office of Foreign Assets Control; changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events; our substantial debt service obligations, significant debt covenant requirements and credit ratings; sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions; our significant exposure to loss in the event of a major bank failure or a loss of liquidity in the bank deposit market; the ability of us and our agents to maintain adequate banking relationships; concerns regarding the financial health of certain European countries; a security or privacy breach in our facilities, networks or databases; disruptions to our computer network systems and data centers; continued weakness in economic conditions, in both the U.S. and global markets; weakened consumer confidence in our business or money transfers generally; a significant change, material slow down or complete disruption of international migration patterns; our ability to manage credit risks from our retail agents and official check financial institution customers; our ability to retain partners to operate our official check and money order businesses; our ability to successfully develop and timely introduce new and enhanced products and services or investments in unsuccessful new products, services or infrastructure changes; our ability to manage risks associated with our international sales and operations; our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others; our ability to attract and retain key employees; our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses; our ability to maintain effective internal controls; our capital structure and the special voting rights provided to designees of Thomas H. Lee Partners, L.P. on our Board of Directors; whether we will be able to implement the global reorganization and restructuring initiative as planned; whether the expected amount of costs associated with such initiative will exceed our forecasts; whether we will be able to realize the full amount of estimated savings from such initiative; and the risks and uncertainties described in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of MoneyGram's public reports filed with the SEC, including MoneyGram's annual report on Form 10-K for the year ended December 31, 2013.

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		2014 vs
(Amounts in millions, except per share data)	2014	2013	2013

REVENUE
Fee and other revenue	$367.7	$337.7	$30.0
Investment revenue	7.2	2.8	4.4
Total revenue	374.9	340.5	34.4
OPERATING EXPENSES
Fee and other commissions expense	170.9	154.3	16.6
Investment commissions expense	0.1	0.1	—
Total commissions expense	171.0	154.4	16.6
Compensation and benefits	69.7	65.5	4.2
Transaction and operations support	71.3	51.5	19.8
Occupancy, equipment and supplies	12.8	13.0	(0.2)
Depreciation and amortization	13.1	11.8	1.3
Total operating expenses	337.9	296.2	41.7
OPERATING INCOME	37.0	44.3	(7.3)
Other expense
Interest expense	9.7	17.4	(7.7)
Debt extinguishment costs	—	45.3	(45.3)
Total other expense	9.7	62.7	(53.0)
Income (loss) before income taxes	27.3	(18.4)	45.7
Income tax benefit	(11.7)	(5.8)	(5.9)
NET INCOME (LOSS)	$39.0	$(12.6)	$51.6

Earnings (loss) per common share:
Basic	$0.54	$(0.18)	$0.72
Diluted	$0.54	$(0.18)	$0.72

Weighted-average outstanding common shares and equivalents used in computing earnings (loss) per share:
Basic (1)	71.6	71.5	0.1
Diluted (1)	71.9	71.5	0.4

(1) Includes common stock equivalents of 13.7 million for the three months ended March 31, 2014. The following weighted-average potential common shares are excluded from diluted earnings (loss) per common share as their effect is anti-dilutive. All potential common shares are anti-dilutive in periods of net loss available to common stockholders.

Shares related to stock options	3.5	4.6
Shares related to restricted stock and restricted stock units	1.2	0.8

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
	Three Months Ended March 31,		2014 vs
(Amounts in millions)	2014	2013	2013

Money transfer revenue:
Fee and other revenue	$326.1	$294.3	$31.8
Investment revenue	—	0.1	(0.1)
Bill payment revenue:
Fee and other revenue	25.6	26.0	(0.4)
Investment revenue	—	—	—
Total revenue	$351.7	$320.4	$31.3

Total commissions expense	$170.7	$153.9	$16.8

Operating income	$31.5	$41.4	$(9.9)

Operating margin	9.0%	12.9%

Financial Paper Products
	Three Months Ended March 31,		2014 vs
(Amounts in millions)	2014	2013	2013

Money order revenue:
Fee and other revenue	$12.3	$13.2	$(0.9)
Investment revenue	2.1	0.5	1.6
Official check revenue:
Fee and other revenue	3.7	4.1	(0.4)
Investment revenue	5.1	2.1	3.0
Total revenue	$23.2	$19.9	$3.3

Total commissions expense	$0.3	$0.5	$(0.2)

Operating income	$9.8	$6.9	$2.9

Operating margin	42.2%	34.7%

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RECONCILIATIONS
(Unaudited)

Global Funds Transfer
	Three Months Ended March 31,		2014 vs
(Amounts in millions)	2014	2013	2013

Revenue (as reported)	$351.7	$320.4	$31.3

Adjusted operating income	$44.4	$46.6	$(2.2)

Reorganization and restructuring costs	(2.7)	(3.0)	0.3
Compliance enhancement program	(6.6)	—	(6.6)
Direct monitor costs	(0.8)	—	(0.8)
Stock-based compensation expense	(2.8)	(2.2)	(0.6)
Total adjustments	(12.9)	(5.2)	(7.7)

Operating income (as reported)	$31.5	$41.4	$(9.9)

Adjusted operating margin	12.6%	14.5%
Total adjustments	(3.7)%	(1.6)%
Operating margin (as reported)	9.0%	12.9%

Financial Paper Products
	Three Months Ended March 31,		2014 vs
(Amounts in millions)	2014	2013	2013

Revenue (as reported)	$23.2	$19.9	$3.3

Adjusted operating income	$10.8	$7.5	$3.3

Reorganization and restructuring costs	(0.3)	(0.3)	—
Compliance enhancement program	(0.4)	—	(0.4)
Stock-based compensation expense	(0.3)	(0.3)	—
Total adjustments	(1.0)	(0.6)	(0.4)

Operating income (as reported)	$9.8	$6.9	$2.9

Adjusted operating margin	46.6%	37.7%
Total adjustments	(4.3)%	(3.0)%
Operating margin (as reported)	42.2%	34.7%

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
EBITDA, ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN AND ADJUSTED FREE CASH FLOW
(Unaudited)

	Three Months Ended March 31,		2014 vs
(Amounts in millions)	2014	2013	2013

Income (loss) before income taxes	$27.3	$(18.4)	$45.7
Interest expense	9.7	17.4	(7.7)
Depreciation and amortization	13.1	11.8	1.3
Amortization of agent signing bonuses	11.8	8.8	3.0
EBITDA	61.9	19.6	42.3

Significant items impacting EBITDA:
Compliance enhancement program (1)	7.1	—	7.1
Stock-based and contingent performance compensation (2)	3.5	3.1	0.4
Reorganization and restructuring costs (3)	3.1	3.2	(0.1)
Capital transaction costs (4)	1.1	—	1.1
Direct monitor costs (5)	0.8	—	0.8
Legal expenses (6)	0.4	1.1	(0.7)
Debt extinguishment (7)	—	45.3	(45.3)
Adjusted EBITDA	$77.9	$72.3	$5.6

Adjusted EBITDA margin (8)	20.8%	21.2%	(0.4)%

Foreign currency impact	(1.2)
Adjusted EBITDA, constant currency adjusted	$76.7
Adjusted EBITDA growth, as reported	8%
Adjusted EBITDA growth, constant currency adjusted	6%

Adjusted EBITDA	$77.9	$72.3	$5.6

Cash interest expense	(9.1)	(15.6)	6.5
Cash tax expense	(0.1)	(0.1)	—
Cash payments for capital expenditures	(17.1)	(15.2)	(1.9)
Cash payments for agent signing bonuses	(4.9)	(8.6)	3.7

Adjusted Free Cash Flow	$46.7	$32.8	$13.9

(1) Costs relate to the 2013 compliance enhancement program.
(2) Stock-based compensation and one-time contingent performance award payable after three years based on achievement of certain performance targets.
(3) Reorganization and restructuring costs in 2014 relate to the 2014 Global Transformation Program whereas costs in 2013 relate to the 2010 Global Transformation Initiative.
(4) Professional and legal fees incurred for the April 2, 2014 equity transactions.
(5) Direct compliance monitor expenses were not an adjusted item in 2013 but are adjusted in 2014 going forward.
(6) Legal expenses are primarily in connection with the settlement related to the U.S. Attorney's Office for the Middle District of Pennsylvania investigation, the IRS tax litigation, and legal fees and expenses related to these matters.
(7) Debt extinguishment costs upon the termination of the Note Repurchase in connection with the 2013 Credit Agreement.
(8) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in millions, except share data)	March 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$—	$—
Cash and cash equivalents (substantially restricted)	2,153.9	2,228.5
Receivables, net (substantially restricted)	890.0	767.7
Interest-bearing investments (substantially restricted)	935.8	1,011.6
Available-for-sale investments (substantially restricted)	41.6	48.1
Property and equipment, net	133.6	134.8
Goodwill	434.9	435.2
Other assets	171.6	161.0
Total assets	$4,761.4	$4,786.9

LIABILITIES
Payment service obligations	$3,691.7	$3,737.1
Debt	840.8	842.9
Pension and other postretirement benefits	96.3	98.4
Accounts payable and other liabilities	172.1	185.5
Total liabilities	4,800.9	4,863.9

STOCKHOLDERS’ DEFICIT
Participating Convertible Preferred Stock - Series D, $0.01 par value, 200,000 shares authorized, 109,239 issued at March 31, 2014 and December 31, 2013, respectively	281.9	281.9
Common Stock, $0.01 par value, 162,500,000 shares authorized, 62,263,963 shares issued at March 31, 2014 and December 31, 2013, respectively	0.6	0.6
Additional paid-in capital	1,014.8	1,011.8
Retained loss	(1,177.2)	(1,214.4)
Accumulated other comprehensive loss	(37.4)	(33.0)
Treasury stock: 4,241,725 and 4,300,782 shares at March 31, 2014 and December 31, 2013, respectively	(122.2)	(123.9)
Total stockholders’ deficit	(39.5)	(77.0)
Total liabilities and stockholders’ deficit	$4,761.4	$4,786.9

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
ASSETS IN EXCESS OF PAYMENT SERVICE OBLIGATIONS
(Unaudited)

(Amounts in millions)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

Cash and cash equivalents (1)	$2,153.9	$2,228.5	$2,222.4	$2,202.4
Receivables, net (1)	890.0	767.7	959.7	1,178.5
Interest-bearing investments (1)	935.8	1,011.6	941.8	902.3
Available-for-sale investments (1)	41.6	48.1	50.7	50.5
	4,021.3	4,055.9	4,174.6	4,333.7
Payment service obligations	(3,691.7)	(3,737.1)	(3,864.9)	(4,076.4)
Assets in excess of payment service obligations	$329.6	$318.8	$309.7	$257.3

(1) Substantially restricted

TABLE SEVEN
MONEYGRAM INTERNATIONAL, INC.
CONSTANT CURRENCY MEASURES
(Unaudited)

(Amounts in millions)	Three Months Ended March 31, 2014

Total revenue, as reported (GAAP)	$374.9
Foreign currency impact	(2.1)
Total revenue, constant currency adjusted	$372.8
Prior year total revenue, as reported (GAAP)	$340.5
Revenue change, as reported (GAAP)	10%
Total revenue growth, constant currency adjusted	9%

(Amounts in millions)	Three Months Ended March 31, 2014

Money transfer revenue, as reported (GAAP)	$326.1
Foreign currency impact	(2.1)
Money transfer revenue, constant currency adjusted	$324.0
Prior year money transfer revenues, as reported (GAAP)	$294.4
Revenue change, as reported (GAAP)	11%
Money transfer revenue growth, constant currency adjusted	10%

TABLE EIGHT
MONEYGRAM INTERNATIONAL, INC.
ADJUSTED NET INCOME, ADJUSTED DILUTED EPS and PRO FORMA ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended March 31, 2014
(Amounts in millions, except per share data)	Dollars	EPS Impact (1)

Net income	$39.0	$0.54

Total adjustments (2)	16.0	0.22
Tax expense of adjustments (3)	(5.8)	(0.08)
Tax benefit from change to uncertain tax positions	(22.9)	(0.31)
Adjusted net income	$26.3	$0.37

Pro forma Adjusted Diluted EPS as if the April 2, 2014 share repurchase had occurred January 1, 2014(4)		$0.41

Diluted weighted-average outstanding common shares and equivalents		71.9
Pro forma diluted weighted-average outstanding common shares and equivalents(5)		63.7

(1) EPS impact is calculated as total dollars divided by weighted-average diluted outstanding common shares and equivalents for the period.
(2) See summary of adjustments in Table Four - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow.
(3) Tax rates used to calculate the tax expense impact are based on the nature of each adjustment.
(4) Pro forma Adjusted Diluted EPS is calculated as adjusted net income divided by weighted-average diluted pro forma outstanding common shares and equivalents for the period.
(5) Pro forma diluted weighted-average outstanding common shares and equivalents for the period is calculated by taking diluted weighted-average outstanding common shares and equivalents for the period less 8,195,092 shares repurchased in connection with the share repurchase completed April 2, 2014.

CONTACT:
MoneyGram International, Inc.
Investor Relations:
Eric Dutcher, 214-999-7508
edutcher@moneygram.com
Media Relations:
214-303-9923
media@moneygram.com